Exhibit 99.1

FBL Financial Group to Present at Raymond James Institutional Investors Conference

WEST DES MOINES, Iowa--(BUSINESS WIRE)--FBL Financial Group, Inc. (NYSE: FFG) today announced that Jim Brannen, Chief Financial Officer, and Don Seibel, Vice President - Finance, will be presenting at the Raymond James 29th Annual Institutional Investors Conference in Orlando, FL on Wednesday, March 5, 2008. They are scheduled to speak at 8:05 a.m. Eastern time and will be discussing FBL Financial Group’s business strategies and growth opportunities. Investors may access a webcast of this presentation on FBL’s website at www.fblfinancial.com.

Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL’s reports filed with the Securities and Exchange Commission and include the ability to attract and retain sales agents, changes in general economic conditions, including the performance and volatility of financial markets and interest rates, a decrease in ratings and competitive factors. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

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CONTACT:
FBL Financial Group, Inc.
Kathleen Till Stange, 515-226-6780
Investor Relations Vice President
Kathleen.TillStange@FBLFinancial.com